Exhibit 3.37

CERTIFICATE OF FORMATION

OF

CARQUEST TECHNOLOGIES, INC.

1.	The name of the limited liability company is CARQUEST TECHNOLOGIES, LLC.

2.

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CARQUEST TECHNOLOGIES, INC. this 21st day of November, 2017.

By:	/s/ Stephanie Johnston Thomas
Name:	Stephanie Johnston Thomas
Title:	An Authorized Person

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is CARQUEST TECHNOLOGIES, LLC.

2.

The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Robert A. Wicker
Name:	Robert A. Wicker
Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: CARQUEST TECHNOLOGIES, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Section 1 of the Certificate of Formation is deleted in its entirety and replaced with the following: The name of the limited liability company is GPI Technologies, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 17th day of January, A.D. 2011.

By:	/s/ Richard McCook
Name:	Richard McCook
Title:	Manager

CERTIFICATE OF MERGER

AUTOMOTIVE COMMUNICATIONS LINK, INC.

A CALIFORNIA CORORATION,

INTO

GPI TECHNOLOGIES, LLC

A DELAWARE LIMITED LIABILITY

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned hereby executed the following Certificate of Merger:

First: The name of the surviving corporation is GPI Technologies, LLC, a Delaware limited liability company (“Surviving Company”).

Second: The name of the corporation being merged into this surviving corporation is Automotive Communications Link, Inc., a California corporation (“Disappearing Company”).

Third: The agreement of merger or consolidation has been approved and executed by each of the business entities which are to merge or consolidate (the “Merger Agreement”).

Fourth: The Certificate of Formation and Operating Agreement of the Surviving Company in effect immediately prior to the filing of this Certificate of Formation and Operating Agreement of the Surviving Corporation of the Surviving Company.

Fifth: The merger is to become effective December 31, 2013.

Sixth: The agreement of merger is on file at the place of business of the Surviving Company and the principal address thereof is 4729 Hargrove Road, Raleigh, North Carolina 27604.

Seventh: A copy of the agreement of Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to nay member of any domestic limited liability company or any person holding an interest in Disappearing Company.

IN WITNESS WHEREOF, the undersigned, as the Surviving corporation of the merger, has caused this certificate to be signed by an authorized officer this 1st day of December, 2013.

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GPI TECHNOLOGIES, LLC

By:	/s/ David L. McCartney
Name:	David L. McCartney
Title:	President and Manager

[Signature page to Certificate of Merger]

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is GPI TECHNOLOGIES, LLC.

2.

The Registered Office of the corporation in the State of Delaware is changed to 160 Greentree Drive, Suite 101 (street), in the City of Dover, county of Kent, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this Corporation may be serve is National Registered Agents, Inc.

By:	/s/ Todd Svoboda
Name:	Todd Svoboda
Title:	Authorized Person